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                                                                    EXHIBIT 99.1



                                  CERTIFICATION


         Solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, the undersigned certify that the foregoing Form 10-Q fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Registrant at the dates and for the periods indicated. No purchaser or seller of securities shall be entitled to rely on the foregoing statement for any purpose, and the undersigned expressly disclaim any obligation to update the foregoing statement except as required by law.


                                                    FIRST FEDERAL CAPITAL CORP


/s/ Jack C. Rusch                                   November 14, 2002
Jack C. Rusch
President and Chief Executive Officer
(duly authorized officer)


/s/ Michael W. Dosland                              November 14, 2002
Michael W. Dosland
Senior Vice President and
Chief Financial Officer